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                                                                     Exhibit 5.2


                              [WOODBURN AND WEDGE]
                                  [LETTERHEAD]


                                                                GREGG P. BARNARD
                                           E-MAIL: gbarnard@woodburnandwedge.com
                                                     DIRECT DIAL: (775) 688-3025


                                              November 7, 2001


Sierra Pacific Resources
6100 Neil Road
P.O. Box 30150
Reno, Nevada 89520

Ladies and Gentlemen:

       This opinion is delivered in connection with a registration statement on Form S-3, File No. 333-72160 (which also constitutes a Post-Effective Amendment to Registration Statement, File No. 333-80149), as amended (the "Registration Statement"), of Sierra Pacific Resources (the "Company") relating to the proposed issuance and sale of up to 6,000,000 of the Company's Premium Income Equity Securities ("PIES"), initially to be issued as 6,000,000 Corporate PIES of the Company, at a price to the public of $50 per PIES. Each PIES will consist of a Stock Purchase Contract (the "Stock Purchase Contracts") and either (a) a Senior Note (the "Senior Notes") issued under the Indenture dated as of April 1, 2000, between the Company and the Bank of New York, as Trustee (the "Indenture Trustee"), as supplemented by an Officers' Certificate thereto establishing the terms of the Senior Notes (the "Indenture"), or (b) U.S. Treasury Securities, pledged to secure the holder's obligation to purchase shares of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), under the Stock Purchase Contracts.

       We have reviewed: (a) the Registration Statement, including the Prospectus; (b) resolutions of the Board of Directors of the Company authorizing the issuance and sale of the PIES and matters related thereto;
(c) the form of Stock Purchase Contract with respect to the purchase and sale of shares of the Company's Common Stock; (d) the Indenture and (e) the form of Senior Note. In addition, we have examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination and review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

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Sierra Pacific Resources
November 7, 2001
Page 2

       Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

       (i) the Company is validly existing as a corporation and in good standing under the laws of the State of Nevada;

       (ii) each PIES and Stock Purchase Contract will be validly issued and constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms when (a) an action, resolution or consent of the Board of Directors of the Company, or a duly authorized committee thereof, authorizes and approves the pricing, terms and conditions of the sale and issuance of the PIES and the underlying Stock Purchase Contracts and (b) issued and delivered against payment therefor in accordance with the provisions of the Registration Statement;

       (iii) each Senior Note will be validly issued and constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms when (a) executed and delivered by a duly authorized officer or representative of the Company and (b) issued and delivered against payment therefor in accordance with (x) the provisions of the Indenture, including due authentication thereof by the Trustee and the execution and delivery by the Trustee of all requisite documentation pursuant to the Indenture and (y) the Registration Statement and Prospectus; and

       (iv) the shares of the Company's Common Stock issuable pursuant to the Stock Purchase Contracts have been duly authorized and reserved for issuance and will be validly issued and fully paid and nonassessable when (a) an action, resolution or consent of the Board of Directors of the Company, or a duly authorized committee thereof, authorizes and approves the pricing, terms and conditions of the issuance and sale of the Common Stock and (b) when issued and delivered in accordance with the provisions of the Stock Purchase Contract and Registration Statement.

       Our opinions expressed in paragraphs (ii) and (iii) are further subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; (c) the unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies, that any right or remedy may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (d) the unenforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or negligent acts or where such indemnification is

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Sierra Pacific Resources
November 7, 2001
Page 3

contrary to public policy or prohibited by law; (e) the unenforceability under certain circumstances of contractual provisions respecting self-help or summary remedies without notice or opportunity for hearing or correction; (f) the unenforceability of any provision imposing liquidated damages, late charges, penalties, forfeitures, prepayment charges, yield maintenance charges, contingent or non-discounted accelerated interest or an increase in interest rate upon delinquency in payment or in connection with the occurrence of a default or event of default; and (g) the unenforceability of any provision requiring that any consent, modification, amendment or waiver be in writing.

       The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue-sky laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.

       We hereby consent:

       1. To being named in the Registration Statement and in any amendments thereto as counsel for the Company;

       2. To the statements with reference to our firm made in the Registration Statement on Form S-3, File No. 333-72160; and

       3. To the filing of this opinion as an exhibit to the Registration Statement.

       This opinion is rendered only to you and is solely for your benefit in connection with the transaction covered hereby; provided, that the law firm of Choate, Hall & Stewart may rely on this opinion in connection with the opinion to be rendered by them in connection with the Registration Statement.


                                         Sincerely,

                                         WOODBURN and WEDGE



                                         By: /s/ Gregg P. Barnard
                                            ------------------------------------
                                                 Gregg P. Barnard